SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT



                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                       Date of Report - November 16, 2001
                       (Date of earliest event reported)

                          METROLOGIC INSTRUMENTS, INC.
             (Exact name of Registrant as specified in its charter)



               New Jersey                0-24172             22-1866172
        (State of incorporation) (Commission file number) (IRS employer identification
                                                                      number)

                  90 Coles Road, Blackwood, New Jersey, 08012
               (Address of principal executive offices, zip code)

                            Area Code (856) 228-8100
                               (Telephone number)


Item 5.           Other Information.

                  On January 8, 2001, Metrologic Instruments, Inc. (the "Company") completed its acquisition of Adaptive Optics Associates, Inc. ("AOA"), a subsidiary of United Technologies Corporation ("UTC"), pursuant to the terms of that certain Stock Purchase Agreement dated December 22, 2001, by and among the Company, MTLG Investments, Inc. ("MTLG"), UTC, United Technologies Optical Systems, Inc. ("UTOS") and AOA (the "Purchase Agreement"). The acquisition was reported on Current Reports on Form 8-K dated January 23, 2001 and March 23, 2001

                  Pursuant to the Purchase Agreement, the Company through MTLG, acquired all of the issued and outstanding capital stock of AOA from UTOS for $19 million. Of the $19 million paid by the Company, $11 million consisted of two promissory notes payable to UTOS.

                  The Purchase Agreement provided that the purchase price paid by the Company was subject to a purchase price adjustment (the "Purchase Price Adjustment") to reflect certain changes in AOA's working capital as reflected on AOA's January 8, 2001 financial statements as compared to its September 30, 2000 financial statements.

                  On November 16, 2001, the Company paid to UTOS $1.654 million, representing the Purchase Price Adjustment. In conjunction with this payment, UTOS agreed to cancel the two promissory notes made by MTLG in exchange for MTLG executing a single new promissory note payable to UTOS in the amount of $11 million (the "Promissory Note"), which includes a delayed principal repayment schedule as compared to the cancelled promissory notes. A copy of the Promissory Note is attached as an exhibit to this Current Report on Form 8-K.

Item 7.           Financial Statements and Exhibits.

                  (c)      Exhibits

                  99.1 Subordinated Promissory Note in the amount of $11 million, dated November 16, 2001, executed by MTLG Investments, Inc. in favor of United Technology Optical Systems, Inc.

                                   SIGNATURES

                  Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 2, 2001                    Metrologic Instruments, Inc.


                                             By:      /s/ Thomas E. Mills, IV
                                                      Thomas E. Mills, IV
                                                      President and
                                                      Chief Financial Officer

                          METROLOGIC INSTRUMENTS, INC.
                           CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX

Exhibit
No.           Exhibit

99.1 Subordinated Promissory Note in the amount of $11 million, dated November 16, 2001, executed by MTLG Investments, Inc. in favor of United Technology Optical Systems, Inc.

             THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

             NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SUBORDINATED PROMISORRY NOTE, THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT (THE"INTERCREDITOR AGREEMENT") DATED AS OF JANUARY 8, 2001, AMONG PNC BANK, NATIONAL ASSOCIATION, AS LENDER, UNITED TECHNOLOGIES OPITCAL SYSTEMS, INC. AS SUBORDINATED LENDER, METROLOGIC INSTRUMENTS, INC. AND ADAPTIVE OPTICS ASSOCIATES, INC. AS BORROWERS AND MTLG INVESTIMENTS, INC., AS GUARANTOR, TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY METROLOGIC INSTRUMENTS, INC., ADAPTIVE OPTICS ASSOCIATES, INC. AND MTLG INVESTMENTS, INC. UNDER AND PURSUANT TO THE CREDIT AGREEMENT, DATED AS OF JANARUY 8, 2001 (THE"CREDIT AGREEMENT"), AND EACH RELATED "LOAN DOCUMENT" (AS DEFINED THEREIN), AND EACH HOLDER AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.



                                  SUBORDINATED
                                PROMISSORY NOTE

Date:     November 16, 2001                                      $11,000,000

         FOR VALUE RECEIVED, MTLG INVESTMENTS, INC., a Delaware corporation (the "Company") with a principal address at c/o Metrologic Instruments, Inc. 90 Coles Road, Blackwood, New Jersey, 08012, promises to pay to UNITED TECHNOLOGIES OPTICAL SYSTEMS, INC. (the "Holder"), with a principal address at c/o Hamilton Standard, 1 Hamilton Road, Windsor Locks, Connecticut, 06096, the principal sum of ELEVEN MILLION DOLLARS ($11,000,000), together with interest on the aggregate unpaid principal balance at a rate of ten percent (10%) per annum (computed on the basis of a 360-day year) until the principal amount and accrued interest thereon is paid in full.

         Interest shall accrue and be payable quarterly, in arrears, on each March 31, June 30, September 30, and December 31, or, if such date is not a Business Day ("Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in the State of New Jersey are authorized by law or executive order to close), on the next succeeding Business Day, and upon maturity of this Note or any portion hereof, whether by acceleration, prepayment or otherwise. The aggregate principal amount hereunder shall be payable in accordance with the following schedule: (i) $2,750,000 on March 31, 2003; (ii) $6,250,000 on December 31, 2003; (iii) $1,000,000 on March 31, 2004;
and (iv) $1,000,000 on March 31, 2005.

         Payment of principal and interest shall be made to Holder in such coin or currency of the United States of America as at that time of payment shall be legal tender for the payment of public and private debtors, at such location designated by Holder to receive direct payment in immediately available funds.

         Capitalized terms used and not defined herein shall have the meanings assigned to them in the Stock Purchase Agreement, dated as of December 22, 2000 (the "Stock Purchase Agreement"), by and amount the Holder, Hamilton Sundstrand Corporation, the Company and Metrologic Instruments, Inc. ("Metrologic").

         Subject to the subordination provisions of this Note, the Company shall have the privilege, without penalty, of prepaying all or any part of this Note at any time. All principal prepayments shall be made in the chronological order of the principal installments, and the prepayment of an installment shall not change the due date or change the amount of any other installment due hereunder.

         In the event of the happening of any one or more of the following events, any one of which shall constitute an event of default ("Event or Default"), to wit: (a) default in the payment of principal or interest due hereunder when the same shall be due and payable and such default shall continue for thirty (30) days; (b) default in the payment by the Company of principal or interest on any other debt in excess of $1,000,000; (c) a Change of Control of the Company; (d) any petition in bankruptcy being filed by or against the Company, or any proceedings in bankruptcy, or under any law or statute or jurisdiction relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of the Company, either through reorganization, composition, extensions, liquidation, dissolution or otherwise, provided that in the case of any petition filed or action commenced against the Company, such petition or proceeding has not been dismissed by a court of competent jurisdiction within 60 days of the institution thereof; (e) the making by the Company of an assignment for the benefit of creditors or the taking advantage by the same of any insolvency law; or (f) the appointment of a receiver, trustee, conservator or liquidator of a material portion of the assets of the Company; then, or at any time after the happening of such Event of Default, the Holder at its option may be written notice to the Company declare the entire then unpaid principal balance of this Note and the interest accrued and unpaid thereon to be immediately due and payable. For purpose of this Note, a "Change of Control" shall mean a merger or consolidation of the Company with or into any other corporation or sale by the Company of all or substantially all of the Company's assets, provided, however, that a Change of Control shall not be deemed to occur in the event of a merger or consolidation of the Company with or into Metrologic, a wholly owned subsidiary of Metrologic or an entity controlled by Metrologic.

         In case any one or more of the Events of Default specified above shall have happened, the Holder may proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings. The Company promises to pay reasonable attorneys' fees and other costs of collection of this Note or any portion thereof, including the costs of suit if suit be instituted upon this Note after it shall become due and payable; provided a court of competent jurisdiction shall determine that an Event of Default has occurred.

         No delay or omission of the Holder to exercise any right hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or of any Event of Default hereunder nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right.

         This Note is subordinated and junior in the manner described herein to all principal of and premium and interest on indebtedness of the Company arising from the Credit Agreement. Such indebtedness of the Company to which this Note is subordinate and junior is hereinafter referred to as "Senior Debt".

         This Note is issued pursuant to the Stock Purchase Agreement and is guaranteed by Metrologic and the Company (the "Guarantors"), which guaranties are secured by a Security Agreement, dated of even date herewith pursuant to which all of the assets of the Guarantors secure the payment of the principal and interest of this Note.

         In the event of the occurrence of any of the Events of Default described in subclause (d), (e) or (f) above (each a "Proceeding") the Holder shall be entitled to commence and pursue legal proceedings to enforce payment of this Note at any time, but shall not be entitled to receive any payment on account of principal of or interest on this Note under after the holders of the Senior Debt shall have received payment in full of all Senior Debt.

         In the event that this Note is declared due and payable before its expressed maturity for any reason, the Holder shall not be entitled to receive any payment on account of the principal of or interest on this Note, until the holders of the Senior Debt then outstanding shall have received payment in full of the Senior Debt.

         During the continuance of any default in the payment of principal of or interest on any Senior Debt or any other Event of Default under loan agreements related thereto, no payment of principal or interest shall be made by the Company on or with respect to this Note. The Company shall give written notice of such Event of Default to the Holder within two days after such Event of Default occurs or, if applicable, after it receives an Event of Default notice from a holder of Senior Debt.

         The Holder of this Note agrees to execute such additional documents as may be reasonably requested by a holder of Senior Debt and otherwise cooperate to evidence and confirm foregoing subordination of the Note to Senior Debt.

         The Company hereby waives notice of dishonor, protest and presentment of this Note, and except as set forth herein, any other notice in connection with the delivery, acceptance, performance or default of the Note.

         This Note is not negotiable and may not be sold, assigned or otherwise transferred except by the Holder surrendering this Note to the Company and the Company either (a) reissuing the Note to the transferee or (b) executing anew promissory note naming the transferee as payee; provided, however, that the Holder may assign this Note to any Affiliate of the Holder, without prior notice to or consent of the Company, so long as the Company is provided written notice of any such assignment, including the identity of the assignee, with thirty (30) days after the date of any such assignment hereof.

         This Note shall take effect as a sealed instrument and shall be governed by the laws of the State of New Jersey.



                                               MTLG INVESTMENTS, INC.



                                               By:/s/C. Harry Knowles
                                               Name:  C. Harry Knowles
                                               Title:  President